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                                                                  Exhibit 99.2
[PSEG LOGO]
PUBLIC SERVICE ENTERPRISE
GROUP INCORPORATED
80 PARK PLAZA, P.O. BOX 1171
NEWARK, NEW JERSEY 07101-1171


VOTE BY INTERNET - www.proxyvotenow.com/pseg
Use the Internet to transmit your voting instructions and for electronic
delivery of information up until 11:59 P.M. Eastern Time on [    ], 2005.
Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-866-242-0618
se any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time on [    ], 2005. Have your proxy card in hand when
you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage- paid envelope we've provided or return to Public Service Enterprise Group Incorporated, c/o Ellen Philip Associates, Attn: Proxy Desk, P.O. Box 1997, New York, New York 10116-1997.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS
FOLLOWS: [X]               PSEGR1             KEEP THIS PORTION FOR YOUR RECORDS
                                             DETACH AND RETURN THIS PORTION ONLY

        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" PROPOSALS 1, 2 AND 3

2.  ELECTION OF DIRECTORS:

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

                                                 For       Withhold     For All
                                                 All          All       Except

                                                 / /          / /         / /

Nominee for Class III term expiring in 2008 is:

  01)  Conrad K. Harper
  02)  Shirley Ann Jackson
  03)  Thomas A. Renyi

                                                  For      Against     Abstain1.

1.  Approval of the Agreement and Plan of         / /        / /          / /
    Merger with Exelon Corporation, dated as of December 20, 2004.

3.  Ratification of the appointment of            / /        / /          / /
    Deloitte & Touche as independent auditor for the year 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"AGAINST" PROPOSAL 4

4.  Shareholder Proposal relating to Executive    / /        / /          / /
    Compensation.

If you wish to include comments and/or address changes, please mark this box and write them on the back where indicated. / /

Please indicate if you plan to attend the Annual Meeting by marking appropriate box. / / Yes / / No

  __________________________________       ________________________        ____
  Signature [PLEASE SIGN WITHIN BOX]       Signature (Joint Owners)        Date

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                                  [PSEG LOGO]
                               ADMISSION TICKET

                 Public Service Enterprise Group Incorporated

                     2005 Annual Meeting of Shareholders

                           [  ], 2005 at [  ]. at the

                        [                              ]

                         (Registration Begins at [   ])

           For wheelchair and hearing impaired seating, please see a
                          host/hostess for assistance.

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares. Each stockholder may be asked to present valid picture identification, such as a driver's license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

                             THANK YOU FOR VOTING.

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PROXY FORM    PSEG    Public Service Enterprise Group Incorporated    PROXY FORM
                      80 Park Plaza, P.O. Box 1171
                      Newark, N.J. 07101-1171

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 Tear Here                                                             Tear Here
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                 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                   [   ], 2005
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PSEG

The undersigned hereby appoints E. JAMES FERLAND, ERNEST H. DREW AND RICHARD
J. SWIFT, and each or any of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Shareholders of Public Service Enterprise Group Incorporated (PSEG) to be
held on [   ], 2005 and at all adjournments thereof, upon all matters which may come before the meeting or any adjournment, including the proposals set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF PSEG AS STATED ON THE REVERSE SIDE, UNLESS OTHERWISE INDICATED ON THE REVERSE, IN WHICH CASE THEY WILL BE VOTED AS MARKED. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

PLEASE MARK YOUR PROXY ON THE REVERSE SIDE, SIGN IT AND DATE IT, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

Address Changes/Comments:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
       (If you noted Address Changes/Comments above, please mark the corresponding box on the reverse side.)